SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Statement

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           TENGTU INTERNATIONAL CORP.
              ----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:


            --------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit or other underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:


          ----------------------------------------------------------------------

     (5)  Total fee paid:


          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:


          ----------------------------------------------------------------------

      (2)  Form, Schedule or Registration Statement No.:


          ----------------------------------------------------------------------


     (3)  Filing Party:


          ----------------------------------------------------------------------


     (4)  Date Filed:


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






                           Tengtu International Corp.
                                206-5050 Kingsway
                                  Burnaby, B.C.
                                 Canada v5H 4H2




                                                             November 10, 2000


Dear Stockholder:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Tengtu International Corp. ("Tengtu") on Monday, November 27, 2000, beginning at 2:00 p.m., Eastern Daylight Time, at the offices of Tengtu's counsel, Hecht & Steckman, P.C., 60 East 42nd Street, Suite 5101, New York, New York 10165-5101. I look forward to greeting as many of you as can attend the Annual Meeting.

         Holders of the Company's Common Stock are being asked to vote on the matters listed in the enclosed Notice of Annual Meeting of Stockholders. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE MATTERS SET FORTH IN THE NOTICE.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares of Common Stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and accompanying Proxy Statement, please sign, date and mail the enclosed proxy card in the envelope provided.

                                                     Very truly yours,

                                                     /s/ Pak Kwan Cheung
                                                     --------------------
                                                     Pak Kwan Cheung
                                                     Chairman of the Board and
                                                     Chief Executive Officer





                           Tengtu International Corp.
                                206-5050 Kingsway
                                  Burnaby, B.C.
                                 Canada v5H 4H2

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 27, 2000



Dear Stockholders:


     You are cordially invited to attend the Annual Meeting of Stockholders of Tengtu International Corp. ("Tengtu"), on November 27, 2000, at 2:00 p.m., local time, at the offices of Tengtu's counsel, Hecht & Steckman, P.C., 60 East 52nd Street, New York, New York 10165-5101. The Annual Meeting has been called for the following purposes:

           1. To elect a Board of seven Directors, to serve until the next annual meeting of stockholders and until their successors shall be elected and qualified, as more fully described in the accompanying Proxy Statement;

           2. To ratify the Board of Directors' selection of Moore Stephens, P.C. as independent public accountants for the fiscal year ended June 30, 2001;

           3. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on October 13, 2000 as the record date for the determination of stockholders having the right to notice of, and to vote at the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting.

         The Company's integrated Annual Report to Shareholders and Form 10-K for the year ended June 30, 2000, is being mailed to shareholders with the Proxy Statement. The Proxy Statement accompanies this Notice.


PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                              By Order of the Board of Directors

                                              /s/

                                              Simon Hui
                                              Secretary

Burnaby, B.C.
November 10, 2000

                           TENGTU INTERNATIONAL CORP.
                                 PROXY STATEMENT

The Proxy and Solicitation
--------------------------

         This Proxy Statement is being mailed on or about November 10, 2000, to the shareholders of Tengtu International Corp. (the "Company") of record as of the close of business on October 13, 2000, in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Daylight-Saving Time, on Monday, November 27, 2000, at Hecht & Steckman, P.C., 60 East 42nd Street, Suite 5101, New York, New York 10165-5101. Pursuant to the Delaware General Corporation Law, a shareholder may revoke a Proxy by giving notice to the Company in writing, by submitting a subsequent Proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

         The cost of soliciting the Proxies will be borne by the Company. In addition to solicitations by mail, the Company may solicit proxies in person, by telephone, facsimile, or e-mail. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse the cost of forwarding the proxy materials in accordance with customary practices.

Voting Securities
-----------------

         As of the record date set by the Board of Directors of October 13, 2000, the Company had 24,176,321 shares of its $.01 par value per share common stock outstanding with each entitled to one vote at the Annual Meeting. There are no other classes of stock of the Company outstanding and therefore, all stock will vote as a single class.


         Shares represented by properly executed Proxies will be voted in accordance with the specifications made thereon. If no specification is made, Proxies will be voted (1) for the election of all of the nominees proposed by the Board of Directors as directors to serve until the next Annual Meeting and
(2) to ratify the appointment of Moore Stephens, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2001. Because the Company did not receive notice of any matter intended to be raised by a stockholder at the Annual Meeting a reasonable time before the printing and mailing of these proxy materials, the persons designated as proxy holders in the proxy card will vote the shares represented thereby, with regard to all other matters, as recommended by the Board of Directors or, if no such recommendation is given, in their own discretion. Proxy cards that are properly signed and returned in a timely manner with no other marking will be voted in accordance with the recommendation of the Board of Directors.

         Abstentions and broker non-votes, unless a broker's authority to vote on a particular matter is limited, are tabulated in determining the votes present at a meeting. An abstention or a broker non-vote (assuming a broker has unlimited authority to vote on the matter) has no effect with respect to the election of a director nominee. An abstention or a broker non-vote has the same effect as a vote against the approval of a proposal, as each abstention or broker non-vote would be one less vote for the approval of a proposal.

         All actions to be taken generally require a majority vote of those shareholders present or represented by Proxy at the Annual Meeting, provided that a quorum is present or represented at the meeting. Pursuant to the Company's By-Laws, a quorum consists of one-third of the total number of outstanding shares entitled to vote, represented in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Purposes of Annual Meeting
--------------------------

         The Annual Meeting has been called for the purposes of (1) electing directors, (2) ratification of the appointment of Moore Stephens, P.C. as the Company's independent auditor for the 2001 fiscal year and (3) such other business as may properly come before the meeting.

         The Board of Directors recommends a vote FOR the election of the seven nominees listed below. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. In the event, however, of the death or unavailability of any nominee or nominees, the Proxy to that extent will be voted for such other person or persons as the Board of Directors may recommend.

         The Company has no knowledge of any other matters to be presented for vote to the shareholders at the Annual Meeting. In the event other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

Ownership of Voting Securities
------------------------------

         The following table sets forth information furnished to the Company with respect to the beneficial ownership of the Company's Common Shares by each executive officer named below, director and nominee, and by all directors and executive officers as a group, each as of June 30, 2000. Unless otherwise indicated, each of the persons listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

TITLE                                       AMOUNT AND NATURE OF      PERCENT OF
OF CLASS   NAME OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP       CLASS
--------   -----------------------------   --------------------      ----------

$.01 par          Pak Cheung (1)                  4,170,750            13.52
common

$.01 par          Jing Lian (2)                   1,170,750             3.8
common

$.01 par          John D. Watt (3)                  112,000              *
common

$.01 par          Hai Nan (4)                     1,100,000            3.57
common

$.01 par          Michael Nikiforuk (5)             225,000              *
common


$.01 par          Zhang Fan Qi                      750,000           2.43
common

$.01 par          Gordon Reid       (6)             271,448             *
common

$.01 par B.D. Clark & Associates, Inc. (7)           700,000           2.27
common

$.01 par Simon Hui                                   150,000            *
common


         * Less than one percent

(1) Includes 300,000 Common Shares subject to options that are exercisable within 60 days.

(2) Includes 300,000 Common Shares subject to options that are exercisable within 60 days.

(3) Includes 75,000 Common Shares subject to options that are exercisable within 60 days.

(4) Includes 300,000 Common Shares subject to options that are exercisable within 60 days.

(5) Includes 75,000 Common Shares subject to options that are exercisable within 60 days.

(6) Includes 75,000 Common Shares subject to options that are exercisable within 60 days.

(7) B.D. Clark & Associates is owned equally by Barry Clark, the Company's President, and his wife. Includes 300,000 Common Shares subject to options that are exercisable within 60 days.

         The following table shows certain information with respect to all persons who are not executive officers, directors or nominees, known by the Company to beneficially own more than five percent of the Company's outstanding Common Shares.

TITLE            NAME AND ADDRESS                   AMOUNT AND NATURE OF       PERCENT OF
OF CLASS       OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP       CLASS
--------       -----------------------------       --------------------       ----------
Debenture      Top Eagle Holdings, Ltd. - c/o (1)    4,500,000                  14.59
and warrant    Yugang Int'l Ltd., Room 3301-4,
               26 Harbour Rd., Hong Kong

(1) Top Eagle Holdings, Ltd. currently holds a debenture convertible into the Company's common stock and warrants to purchase 1,500,000 shares. If Top Eagle Holdings, Ltd. were to convert its debenture and exercise all of its warrants prior to December 21, 2000, it would own 4,500,000 shares of the Company's common stock. After December 21, 2000, the conversion price of the convertible debenture increases from $.50 to $1.00.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Based on Company records and information, the Company believes that all Securities and Exchange Commission filing requirements applicable to directors and executive officers under Section 16(a) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended June 30, 2000, were complied with.

PROPOSAL 1 - ELECTION OF DIRECTORS
----------------------------------

         The Board of Directors presently consists of eight members. Each director holds office for a term ending on the date of the first annual meeting following the annual meeting at which the director was elected or until his or her successor has been duly elected and qualified.

         At the Annual Meeting, stockholders will elect a board consisting of seven directors. Unless authority to do so is specifically withheld, the persons named in the accompanying proxy will vote for the election of each of the nominees named below. Each shareholder has one vote with respect to each director nominated. Under Delaware law, assuming that a quorum is present, each nominee that receives a majority of the votes cast will be elected as a director. Each nominee identified below is currently a director of the Company.

NOMINEES FOR ELECTION AS DIRECTOR

         The name, age and current principal position(s) and office(s), if any, with the Company of each nominee for director is as follows:

                                       CURRENT PRINCIPAL POSITION(S) AND
NAME                         AGE        OFFICE(S)WITH THE COMPANY
----------------------       ----       ---------------------------------

Pak Kwan Cheung              50         Chairman of the Board of Directors and

Jing Lian                    48         Vice President and Director

John D. Watt                 54         Director

Michael Nikiforuk            46         Director

Gordon Campbell Reid         60         Director

Zhang Fan Qi                 41         Director

Barry Clark                  59         President and Director


         PAK KWAN CHEUNG is the Chairman of the Board of Directors and Chief Executive Officer of the Company. During the past five years, Mr. Cheung has served and continues to serve as President of BlueLake Industries, Ltd., Seattle, Washington, and Comadex Industries, Ltd. Vancouver, Canada. Both companies are computer technology and software firms. Mr. Cheung has served as a Chairman of the Board and Chief Executive Officer of the Company since June, 1996. Mr. Cheung received an M.B.A. degree from University of British Colombia and was the founder of Comadex Industries, Ltd., Vancouver, Canada, and BlueLake Industries, Ltd., Seattle, Washington. Mr. Cheung also has 25 years experience in computer hardware, software and systems integration.

         JING LIAN is a member of the Company's Board of Directors and a Company Vice-President. During the past five years, Mr. Lian has been Vice-President of BlueLake Industries, Ltd., Seattle, Washington. Mr. Lian has served as a Director and Vice President of the Company since June 1996. Mr. Lian is also currently the President of the Company's TIC Beijing Digital Pictures, Ltd. subsidiary. Mr. Lian received an M.S. degree in Computer Science from Tsing Hua University, Beijing, China. Mr. Lian was a also visiting scholar at the University of Washington, Seattle, Washington.

         JOHN DONALD WATT is a member of the Company's Board of Directors and Vice President of the Multimedia Division of the Company. Mr. Watt has been President of John D. Watt & Associates, Ottawa, Canada, from 1995 to the present. Mr. Watt has served as a Director of the Company since June, 1996 and was elected Vice President of the Multimedia Division on September 15, 2000 by the Company's Board of Directors.

         MICHAEL NIKIFORUK, is a member of the Company's Board of Directors and Executive Vice president of Corporate Affairs. During the past five years, Mr. Nikiforuk has been the Executive Vice President of Banro Explorations in Toronto, Canada and has been responsible for equity financing and investor relations at Transarctic Petroleum Corporation. Mr. Nikiforuk has served as a Director of the Company since, April, 1997 and was elected Executive Vice President of Corporate Affairs on September 15, 2000 by the Company's Board of Directors.

         GORDON CAMPBELL REID is a member of the Company's Board of Directors. During the past five years, Mr. Reid has served as President of GenCon Investments, Ltd. Mr. Reid has served as a Director of the Company since June, 1996 and is also a director of Systech Retail Systems, Inc. and Lariat Property Corp.

         ZHANG FAN QI is a member of the Company's Board of Directors. During the past five years, Zhang Fan Qi has served as Chairman of Beijing Oriental Lian Fa Technology & Trade Group, Co. Ltd., an owner of 51% of Tengtu China, the Company's joint venture partner, and as the Manager of the Ningpo Baoji Real Estate Company. Zhang Fan Qi has served as a Director since August, 1999.

         BARRY CLARK is a member of the Company's Board of Directors and its President. During the past five years Mr. Clark was an Executive Vice President of ISB, Canada's largest outsourcing Company, a Vice President of three divisions of Unisys, Canada and President of B.D. Clark & Associates. Mr. Clark has 30 years of experience in the information technology business with IBM Canada where he was a Vice President for 15 years. Mr. Clark has been a Director since April, 1997.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES SET FORTH ABOVE. PROXIES SOLICITED HEREBY WILL BE VOTED FOR EACH DIRECTOR NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS
------------------------------------------

         COMMITTEES. The Company's Board of Directors currently has Audit and Compensation Committees. The Company's full Board of Directors acts as its Nominating Committee.

Audit Committee

         The Audit Committee is authorized to consist of up to three directors, a majority of which are not to be employees of or consultants to the Company. The function of the Audit Committee is (i) to review the professional services and independence of the Company's independent auditors and the scope of the annual external audit as recommended by the external auditors, (ii) to ensure that the scope of the annual external audit by the independent external auditors of the Company is sufficiently comprehensive, (iii) to review, in consultation with the independent auditors and internal auditors, the plan and results of the annual external audit, the adequacy of the Company's internal control systems and the results of the Company's internal audits, (iv) to review, with management and the independent auditors, the Company's annual financial statements, financial reporting practices and the results of each external audit and (v) to undertake reasonably related activities to those set forth in (i) through (iv). The Audit Committee also has the authority to consider the qualification of the Company's independent auditors, to make recommendations to the Board of Directors as to their selection and to review and resolve disputes between such independent auditors and management relating to the preparation of the annual financial statements.

         The Audit Committee currently has one member, John D. Watt. There were no Audit Committee meetings during the Company's fiscal year ended June 30, 2000.


Compensation Committee

         The Compensation Committee consists of four directors. The principal functions of the Compensation Committee are to review and recommend to the Board of Directors the compensation and benefit arrangements to be established for the directors, officers and consultants to the Company and to review general policy matters relating to compensation and benefit arrangements of directors officers and consultants. The Compensation Committee also administers the Company's stock option incentive and other bonus and incentive plans applicable to officers, consultants and key employees of the Company.

         The current members of the Compensation Committee are Gordon Reid, Jing Lian, Barry Clark and Michael Nikiforuk. During the Company's fiscal year ended June 30, 2000, there were four meetings of the Compensation Committee by telephone conference which were attended by each of the members.

FULL BOARD OF DIRECTORS MEETINGS

         During the fiscal year ended June 30, 2000, the Board of Directors met once by telephone conference and acted by unanimous written consent on two additional occasions. All directors attended the meeting of the Board of Directors by telephone conference.


COMPENSATION OF DIRECTORS
-------------------------

         No cash compensation was paid to any directors of the Company during the fiscal year ended June 30, 2000. Pursuant to a resolution passed by the Company's Board of Directors on April 27, 1997, each outside director, who is not an employee or consultant to the Company, is entitled to the following compensation:

         Annual Fee: $6,000
         Each Board of Directors meeting attended: $ 500
         Each Board of Directors Committee meeting attended: $ 250

         No cash compensation pursuant to the April 27, 1997 resolution has been paid to any director.


STOCK OPTIONS

         Under the Company's Stock Option Incentive Plan, directors may receive options to purchase the Company's Common Stock. No options may be granted at less than fair market value on the date of the grant. No options were granted to directors for the fiscal year ended June 30, 2000.

EXECUTIVE COMPENSATION
----------------------

         No compensation was paid to any executive officers of the Company during the fiscal year ended June 30, 2000. On March 29, 1999, the Company adopted a deferred compensation plan for future payment of past due amounts. Pursuant to the deferred compensation plan, all compensation to executive officers is to be deferred until the Company receives certain amounts of financing. At that time, the Company will begin paying salaries or consulting fees at the agreed-upon rate and 90% of the payments will be applied to current obligations and 10% to past due compensation and fees which have been deferred. In the interim, the Company has advanced $60,000 to Jack Lian, a Company Director. The total payments deferred as of June 30, 2000 is $1,415,026.

SUMMARY COMPENSATION TABLE

         The following table provides information relating to compensation for the fiscal years ended June 30, 1998, 1999 and 2000 for the Company's chief executive officer and compensation payable to another highly compensated executive officer of the Company whose total salary and bonus (as determined pursuant to SEC rules) exceeded $100,000 (determined by reference to fiscal
2000) (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities provided to the Company. With respect to the chief executive officer, the salary listed represents an amount he is entitled to receive as his compensation has been deferred. With respect to the Vice President listed, it should be noted that the salary listed has been annualized and that the Company began paying compensation to him in April, 2000.



                                                                       LONG-TERM

                                                                  COMPENSATION AWARDS

                                          ANNUAL           -------------------------------

                                       COMPENSATION                             SECURITIES

NAME AND                FISCAL    ----------------------   RESTRICTED STOCK     UNDERLYING       ALL OTHER

PRINCIPAL POSITION      YEAR      SALARY ($)   BONUS ($)      AWARDS ($)        OPTIONS (#)   COMPENSATION ($)

------------------    --------    ----------   ---------   ----------------     ----------    ---------------
Pak Kwan Cheung(1)     2000      $128,400      $ 0           $750,000(2)        $     0          $     0
Chief Executive        1999             0(2)     0                               65,400(3)             0
Officer                1998             0(2)     0                                    0                0

Gregory Mavroudis(4)   2000      $120,000      $ 0           $      0(5)        $     0          $     0
Vice President         1999             0        0                  0                 0                0
                       1998             0        0                  0                 0                0


(1) Pak Kwan Cheung's services are retained by the Company through a consulting contract with Comadex Industries, Inc. entered into as of November, 1999. Comadex Industries, Ltd. has not been paid any monies during the fiscal year ended June 30, 2000 under the contract. The amount listed represents compensation it is entitled to under the agreement.

(2) Pursuant to the contract between Comadex Industries, Inc. and the Company, all past due compensation to Pak Kwan Cheung was discharged in exchange for 3,000,000 shares of Company common stock with a value of $.25 per share on the date of the grant.

(3) 300,000 options to purchase the Company's common stock were granted to Pak Kwan Cheung during the fiscal year ended June 30, 1999 with an exercise price equal to the fair market value at the time of $.218 per share.

(4) Gregory Mavroudis' services have been retained by the Company through a consulting agreement with 1334945 Ontario Limited dated April 1, 2000.

(5) The consulting agreement with 1334945 Ontario Limited calls for the issuance of 250,000 stock over the term of the agreement, 25,000 shares of which are to vest on the six month anniversary of the agreement.


EMPLOYMENT OR CONSULTING CONTRACTS WITH EXECUTIVE OFFICERS AND DIRECTORS

COMADEX INDUSTRIES LTD.

         Effective October 15, 1999, the Company entered into a consulting agreement with Comadex Industries, Ltd. ("Comadex") to retain the services of Pak Kwan Cheung as the Company's Chairman of the Board of Directors and Chief Executive Officer. The agreement may be summarized as follows:

         (1) Comadex will receive a base salary of $10,700 per month, commencing November 30, 1999, inclusive of the Canadian General Services Tax;

         (2) Beginning October 15, 2000, the Compensation Committee of the Board of Directors can increase the base salary up to a maximum of $10,000 per year;

         (3) For past due services of Mr. Cheung, the principal of Comadex, from July 1996 through October 15, 1999, and the seven weeks thereafter, Comadex shall be paid the rate of $10,000 per month, and is to receive 3,000,000 shares of restricted stock, which was the amount determined by the Compensation Committee. The Company's Common Stock was trading at approximately $.10 per share in October 1999;

         (4) Comadex shall receive an incentive option of 1,000,000 shares if Mr. Cheung is primarily responsible for raising $3,000,000 in equity by November 15, 2000. The exercise price shall be equal to the closing price of the Company's Common Stock on the closing date of the financing obtained by Mr. Cheung. In the case of a convertible security, the exercise price shall be determined as of the date that security is converted into equity;

         (5) Comadex shall receive an incentive of 1% of the capital raised in excess of $3,000,000 by Mr. Cheung for the Company or any Company subsidiary that is 50% or more owned by the Company;

         (6) Comadex shall receive 1% of The Company's net profits if The Company exceeds pre-set profit targets and the Company's audited pre-tax profits exceed that target(s). No such targets have been set as of March 15, 2000 by the Board of Directors;

         (7) Comadex shall receive certain payments in the event the agreement is terminated without cause or if the Company is merged into or acquired by another company.

B.D. CLARK & ASSOCIATES

         On March 21, 1997, B.D. Clark & Associates agreed to provide one of its officers to assume the position of President of the Company to perform, inter alia, the following tasks: development and field implementation of strategies for the Company's product lines, marketing, development of profit and revenue plan objectives. The term of the agreement is three years. Although it has expired as of March, 2000, B.D. Clark & Associates appointee is still the acting President of the Company. The agreement provides for a base fee of $240,000 in cash, with the possibility of an additional $260,000 in cash and stock as a performance bonus upon the attainment of certain objectives by the Company, and 500,000 shares of Company stock upon signing the agreement.

GREGORY MCLELLAND

         On April 8, 1997, the Company entered into an agreement with Gregory McLelland to provide consulting services and to serve as an officer of the Company. The term of the agreement is three years. The agreement provides a $125,000 annual salary, 100,000 shares of common stock upon signing of the agreement and options to purchase 50,000 shares of common stock annually for three years. The agreement also provides for the possibility of performance and incentive bonuses.

JING LIAN

         The Company and Jing Lian entered into an agreement effective January 1, 1996 for Mr. Lian to serve as a Vice President of the Company at an annual salary of $80,000. The agreement also provides for the possibility of performance and incentive bonuses.


JOHN D. WATT & ASSOCIATES, LTD.

         On November 17, 1996 the Company retained John D. Watt & Associates, Ltd. to identify and develop strategic alliances to support the Company's operational needs with suppliers of multimedia educational, animation and children's entertainment products and to develop government contacts for financing and the establishment of technology and training centers. The agreement with John D. Watt & Associates, Ltd. provides for compensation of U.S.$10,000 per month.

NAN HAI

         On September 26, 1998, the Company entered into an agreement for consulting services with Nan Hai to assist the Company in developing its educational software business in China. The agreement with Mr. Hai provides for compensation of $40,000 per year.

1334945 ONTARIO LIMITED

         On April 1, 2000, the Company entered into a consulting agreement with 1334945 Ontario Limited ("Ontario") to retain the services of Gregory Mavroudis, Ontario's principal, as its Vice President of Business Development. The agreement may be summarized as follows:

         (1) The agreement has a term of two years with a probationary period ending on September 30, 2000. The Company had the option to terminate the agreement at the end of the probationary period with notice provided by September 1, 2000. The Company elected not to terminate the agreement;

         (2) Ontario is to receive U.S.$10,000 per month for the term of the agreement;

         (3) Ontario is to receive 250,000 shares of Company stock of which 25,000 shares is to vest at the six month anniversary of the agreement, 112,500 at the twelve-month anniversary and an additional 112,500 at the twenty four month anniversary;

         (4) Ontario is to receive options to purchase 37,500 Company shares within 90 days of the six month anniversary of the agreement and an option to pruchase an additional 37,500 shares between 90 and 180 days after the six month anniversary of the agreement. The agreement also provides for additional options once a new stock option plan is adopted by the Company's Board of Directors;

         (5) The Company may terminate the agreement at any time for cause and with a penalty without cause; and

         (6) Both Ontario and Mavroudis are subject to non-competition, non-solicitation and confidentiality obligations.


CERTAIN TRANSACTIONS
--------------------

         Due to the continued downsizing of the staff of Beijing Tengtu United Electronics Development Co., Ltd. ("Tengtu United"), the Company's joint venture, the operations of the venture during the fiscal year ended June 30, 2000 were financed by the Company's joint venture partner, Beijing Tengtu Culture & Education Electronics Development Co., Ltd. ("Tengtu China"). Zhang Fan Qi, a Company director, is a principal of Beijing Oriental Lian Fa Technology& Trade Group Co., Ltd., which is a 51% owner of Tengtu China. As a result of Tengtu China financing Tengtu United's operations, Tengtu United has a receivable balance of $170,123 as of June 30, 2000. At June 30, 1999, the joint venture had a receivable balance from Tengtu China of $293,287.

         Zhang Fan Qi has also capitalized and registered Tengtu Electronic Publishing, a Chinese company which could be the basis for a proposed joint venture with the Company or strategic alliance, at an approximate cost of $240,000.

         In July, 1999, Zhang Fan Qi purchased 750,000 shares of Company common stock for 150,000. On September 9, 1999 Zhang Fan Qi, a Company director, loaned $100,000 to the Company. The loan had an interest rate of 6% per annum and was due in twelve months. The loan was convertible at the option of Zhang Fan Qi at the rate of $.35 per share, or into an aggregate of 285,714 shares of the Company's common stock. At the date of the loan, the Company's common stock was trading at $.25 per share, therefore the loan does not contain a beneficial conversion feature. Zhang Fan Qi elected to convert the loan.

         The Company advanced $30,000 to Jing Lian, who serves as an officer and director of the Company, during the year. During 2000 and 1999, respectively, the Company incurred consulting and related expenses of approximately $1,492,003 and $774,900 from officers and directors of the Company or its subsidiaries or companies controlled by these officers and directors. No payments have been made for the amounts incurred in either fiscal year. Of the total expenses incurred, approximately $182,800 in 2000 and $243,750 for 1999 represent the value of common shares issued for services to two officers. The officers entered into agreements with the Company in the year ended June, 30, 1997 that entitled them to receive 500,000 and 100,000 shares, respectively, at the date the agreements were signed. Deferred compensation of $731,250 was recorded in the year ended June 30, 1997, and is being amortized over the three year term of each agreement.

         In January, 2000, the Company and Comadex Industries, Ltd. entered into a consulting agreement for the employment of Pak Kwan Cheung as the Company's Chairman and CEO as described above.

         On April 1, 2000, the Company entered into a consulting agreement with 1334945 Ontario Limited ("Ontario") to retain the services of Gregory Mavroudis, Ontario's principal, as its Vice President of Business Development, as described above.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The following members of the Compensation Committee of the Board of Directors served as officers of employees of the Company or a subsidiary of the Company during the fiscal year ended June 30, 2000:

Name                     Position
--------------------     ------------------------------
Jing Lian                President, TIC Beijing Digital Pictures Co., Ltd.
Barry Clark              President of the Company and Iconix International, Inc.


PERFORMANCE CHARTS
-----------------

         The following charts show the cumulative performance for the Company's Common Shares over the last four years compared with the performance of the
Nasdaq Composite and software Industry Group Performance Composite. The first chart assumes $100 invested as of September 3, 1996 in the Company's Common Shares and in each of the named indices. The performance shown is not necessarily indicative of future performance.


                    Tengtu         Nasdaq      Industry
Date                Return         Index       Index
------------------------------------------------------------
                    100            100         100
6/30/97             16             126         141
6/30/98             4              166         226
6/30/99             3              235         315
6/30/00             23             347         419


                    Tengtu         Change
                    Stock          from prior               Calculated
Date                Price          period      % chg.       Return
------------------------------------------------------------------------
9/3/96              5                          Base         100
6/30/97             0.82           -4.18       -83.60%      16
6/30/98             0.19           -0.63       -76.83%      4
6/30/99             0.13           -0.06       -31.58%      3
6/30/00             1.01           0.88        676.92%      23

                    Nasdaq         Change
                    Composite      from prior               Calculated
Date                Index          period      % chg.       Return
------------------------------------------------------------------------
9/3/96              1142                       Base         100
6/30/97             1442           300         26.27%       126
6/30/98             1895           453         31.41%       166
6/30/99             2686           791         41.74%       235
6/30/00             3967           1281        47.69%       347

                    Industry
                    Group          Change
                    Performance    from prior               Calculated
Date                Software       period      % chg.       Return
------------------------------------------------------------------------
9/3/96              243                        Base         100
6/30/97             342            99          40.74%       141
6/30/98             549            207         60.53%       226
6/30/99             764            215         39.16%       315
6/30/00             1017           253         33.12%       419





PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
----------------------------------------------------------------

         The Company has appointed Moore Stephens, P.C. as its independent auditors for the fiscal year ending June 30, 2001. Moore Stephens, P.C. served as the Company's independent auditors for the fiscal year ended June 30, 2000 and provided services to the Company with respect to that fiscal year that included, but were not limited to, consultations on various tax and information services matters.

         A representatives of Moore Stephens, P.C. is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may be desired. In the event stockholders do not ratify the appointment of Moore Stephens, P.C. as the Company's independent auditors for fiscal 2001, such appointment will be reconsidered by the Board of Directors.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
         RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS, P.C. AS THE
                 COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2001.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. Because the Company did not receive notice of any matter intended to be raised by a stockholder a reasonable time before printing and mailing these proxy materials, proxies in the enclosed form will be voted in respect of any other matters as may properly come before the Annual Meeting in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the discretion of the person or persons voting the proxies.

                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         DEADLINE FOR INCLUSION IN PROXY. Any stockholder proposal to be considered by the Company for inclusion in the proxy statement and form of proxy for the 2001 Annual Meeting, expected to be held in November 2001, must be received by the Secretary of the Company at the Company's corporate headquarters, 206-5050, Kingsway, Burnaby, B.C., Canada V5H 4H2, no later than June 25, 2001. In the event, however, that the date of the 2001 Annual Meeting is changed by more than 30 calendar days from the date currently contemplated, a proposal must be received by the Company a reasonable time before the solicitation in connection with the meeting is made.

                                  ANNUAL REPORT

         The integrated Annual Report and Form 10-K of the Company for the fiscal year ended June 30, 2000, which includes financial statements for the Company for the fiscal year then ended, is being mailed to each shareholder of record with this Proxy Statement. Additional copies may be obtained from the Company, along with exhibits thereto, upon written request.


         STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY.

                 A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.




                                              By Order of the Board of Directors

                                             /s/ Simon Hui
                                             -------------
                                             Simon Hui
                                             Secretary

November 10, 2000

                                      PROXY
                           TENGTU INTERNATIONAL CORP.
                                206-5050 Kingsway
                              Burnaby, B.C., Canada

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and 2000 Proxy Statement and hereby appoints Pak Kwan Cheung, attorney and proxy, with full power of substitution and resubstitution, to vote all shares of the Common Stock, each par value $0.01 per share, of Tengtu International Corp.,a Delaware corporation (the "Company"), held of record by the undersigned at the close of business on October 13, 2000 at the annual meeting of tockholders of the Company to be held on November 27, 2000 at 2:00 p.m., local time, at the offices of the Company's counsel, Hecht & Steckman, P.C., 60 East 42nd Street, Suite 5101, New York, New York 10165-5101, and at any postponement or adjournment thereof, as indicated in this proxy:

IF THIS PROXY IS PROPERLY DATED AND EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED AND, IN THE ABSENCE OF DIRECTION AS TO THE MANNER OF VOTING, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE SLATE OF NOMINEES TO BE VOTED UPON BY THE HOLDER OF COMMON STOCK SET FORTH ABOVE AND FOR RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS, P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of Directors:

WITH AUTHORITY TO VOTE FOR                       WITHHOLD AUTHORITY

         ALL NOMINEES LISTED BELOW ___           TO VOTE FOR ALL NOMINEES LISTED
         (except as marked to the contrary       BELOW ___
          below)

         Pak Kwan Cheung                Michael Nikiforuk
         Gordon Reid                    Zhang Fan Qi
         John D. Watt                   Barry Clark
         Jing Lian


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)



             ------------------------------------------------------

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


2. Ratification of the appointment of Moore Stephens, P.C. as the Company's independent auditors for the fiscal year ending June 30, 2001.

         ____  FOR                  ____  AGAINST             ____  ABSTAIN

3. As recommended by the Board of Directors, or in the absence of such recommendation in their own discretion, to vote upon such other business as may properly come before said meeting or any postponement or adjournment thereof.



DATED: __________________________      ________________________________________
                                       Signature



                                       ----------------------------------------
                                       Please Print Name



                                       ----------------------------------------
                                       Signature if held jointly



                                       ----------------------------------------
                                       Please Print Name

Please date this proxy and sign exactly as name(s) appears on the envelope herefor and return the signed proxy in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.